Exhibit  No. 14 (A)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-64708 of American Skandia
Trust on Form N-14 of our report dated February 9, 2001 appearing in the Annual Report for the year ended
December 31, 2000, which is included within the Statement of Additional Information, and which is incorporated by reference.

Deloitte & Touche LLP
New York, New York
July 9, 2001